Exhibit 99.1

Vivid Seats Delivers Strong Second Quarter Results

Q2 2024 Revenues of $198 Million (+20% YoY)

CHICAGO, IL – August 6, 2024 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the second quarter ended June 30, 2024.

"In the second quarter we executed with discipline, delivering great results while opportunistically leveraging our unique assets and capabilities," said Stan Chia, Vivid Seats CEO. "20% year-over-year revenue growth and 42% year-over-year Adjusted EBITDA growth are a testament to the differentiated platform we have built. With our mix of buyer repeat orders continuing to trend higher in 2024, we continue to foster loyalty on both sides of our ecosystem and drive continued profitable growth."

Second Quarter 2024 Key Operational and Financial Metrics

•
Marketplace GOV of $998.1 million – up 5% from $953.7 million in Q2 2023
•
Revenues of $198.3 million – up 20% from $165.4 million in Q2 2023
•
Net loss of $1.2 million – down from net income of $38.3 million in Q2 2023
•
Adjusted EBITDA of $44.2 million – up 42% from $31.1 million in Q2 2023

"In the second quarter we delivered robust revenue and Adjusted EBITDA growth, demonstrating our ability to navigate varying competitive landscapes," said Lawrence Fey, Vivid Seats CFO. "In the second quarter, we also refinanced and up-sized our term loan and were able to reduce our interest rate while adding $125 million of cash to our balance sheet. We will continue to evaluate opportunities to deploy our cash balance across share repurchases and strategic M&A."

Key Performance Indicators ('000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Marketplace GOV(1)	$998,065	$953,739	$2,026,543	$1,809,267
Total Marketplace orders(2)	3,097	2,627	5,974	4,902
Total Resale orders(3)	101	76	200	163
Adjusted EBITDA(4)	$44,178	$31,077	$83,096	$73,512

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes and net of cancellations that occurred during that period. During the three and six months ended June 30, 2024, Marketplace GOV was negatively impacted by cancellations in the amount of $21.2 million and $39.4 million, respectively, compared to $11.7 million and $23.8 million during the three and six months ended June 30, 2023, respectively.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of cancellations that occurred during that period. During the three and six months ended June 30, 2024, our Marketplace segment experienced 52,392 and 102,441 cancellations, respectively, compared to 29,351 and 49,831 cancellations during the three and six months ended June 30, 2023, respectively.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of cancellations that occurred during that period. During the three and six months ended June 30, 2024, our Resale segment experienced 1,211 and 2,083 cancellations, respectively, compared to 827 and 1,512 cancellations during the three and six months ended June 30, 2023, respectively.
(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance. See the Use of Non-GAAP Financial Measures section below for more information and a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure.

2024 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2024 to be:

•
Marketplace GOV in the range of $4.0 billion to $4.3 billion (previously $4.2 billion to $4.5 billion)
•
Revenues in the range of $810.0 million to $830.0 million (previously $810.0 million to $840.0 million)
•
Adjusted EBITDA in the range of $160.0 million to $170.0 million*

Additional detail around the 2024 outlook will be available on the second quarter 2024 earnings call.

*We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because the timing and/or probable significance of certain excluded items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the second quarter 2024 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations regarding Marketplace GOV, revenues and Adjusted EBITDA; our expectations with respect to live event industry growth and our TAM and competitive positioning; our business strategy; share repurchases and M&A opportunities; and the plans and objectives of management for future operations. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that can be difficult to predict and/or outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; the supply and demand of live concert, sporting and theater events; our ability to maintain and develop our relationships with ticket buyers, sellers and partners; changes in internet search engine algorithms and dynamics, search engine disintermediation or mobile application marketplace rules; our ability to compete in the ticketing industry; our ability to maintain and improve our platform and develop successful new solutions and enhancements or improve existing ones; the impact of extraordinary events, including disease epidemics and pandemics; the impact of our acquisitions and strategic investments, including our integration of Wavedash Co., Ltd. and Vegas.com, LLC; the effects of any recession and/or heightened inflation; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess and manage relevant cybersecurity risks; and other factors discussed in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$234,289	$125,484
Restricted cash	6,136	6,950
Accounts receivable – net	68,628	58,481
Inventory – net	30,249	21,018
Prepaid expenses and other current assets	31,519	34,061
Total current assets	370,821	245,994
Property and equipment – net	9,663	10,156
Right-of-use assets – net	9,692	9,826
Intangible assets – net	227,054	241,155
Goodwill	941,507	947,359
Deferred tax assets	85,073	85,564
Investments	7,245	6,993
Other non-current assets	3,647	3,052
Total assets	$1,654,702	$1,550,099
Liabilities and equity
Current liabilities:
Accounts payable	$266,502	$257,514
Accrued expenses and other current liabilities	168,983	191,642
Deferred revenue	30,173	34,674
Current maturities of long-term debt	3,950	3,933
Total current liabilities	469,608	487,763
Long-term debt – net	386,506	264,632
Long-term lease liabilities	16,104	16,215
TRA liability	162,233	165,699
Other liabilities	26,146	29,031
Total long-term liabilities	590,989	475,577
Commitments and contingencies (Note 15)
Redeemable noncontrolling interests	438,294	481,742
Shareholders' equity
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 142,554,703 and 141,167,311 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 issued and outstanding at June 30, 2024 and December 31, 2023	8	8
Additional paid-in capital	1,164,240	1,096,430
Treasury stock, at cost, 10,750,153 and 7,291,497 shares at June 30, 2024 and December 31, 2023, respectively	(72,655)	(52,586)
Accumulated deficit	(934,580)	(939,596)
Accumulated other comprehensive income (loss)	(1,216)	747
Total Shareholders' equity	155,811	105,017
Total liabilities, Redeemable noncontrolling interests, and Shareholders' equity	$1,654,702	$1,550,099

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$198,316	$165,380	$389,168	$326,443
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	48,765	42,616	98,348	80,376
Marketing and selling	70,114	65,192	137,861	119,964
General and administrative	61,053	38,307	103,420	70,696
Depreciation and amortization	10,502	2,704	20,985	5,302
Change in fair value of contingent consideration	—	(1,052)	—	(1,018)
Income from operations	7,882	17,613	28,554	51,123
Other expense:			-
Interest expense – net	5,324	2,772	10,406	6,052
Other expense	3,202	1,000	5,784	673
Income (loss) before income taxes	(644)	13,841	12,364	44,398
Income tax expense (benefit)	577	(24,485)	2,846	(24,200)
Net income (loss)	(1,221)	38,326	9,518	68,598
Net income (loss) attributable to redeemable noncontrolling interests	(160)	7,614	4,505	25,704
Net income (loss) attributable to Class A Common Stockholders	$(1,061)	$30,712	$5,013	$42,894

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$9,518	$68,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,985	5,302
Amortization of leases	843	295
Amortization of deferred financing costs	453	453
Equity-based compensation expense	27,600	12,910
Change in fair value of warrants	(1,761)	673
Loss on asset disposals	122	17
Deferred taxes	156	(24,577)
Change in fair value of derivative asset	81	—
Non-cash interest income	(291)	—
Foreign currency revaluation loss	5,798	—
Change in fair value of contingent consideration	—	(1,018)
Change in assets and liabilities:
Accounts receivable – net	(10,644)	(9,770)
Inventory – net	(9,245)	(15,227)
Prepaid expenses and other current assets	2,541	(16,696)
Accounts payable	10,084	42,905
Accrued expenses and other current liabilities	(25,803)	13,586
Deferred revenue	(4,505)	(1,913)
Other non-current assets and liabilities	(573)	7,132
Net cash provided by operating activities	25,359	82,670
Cash flows from investing activities
Purchases of property and equipment	(378)	(606)
Purchases of personal seat licenses	(737)	(486)
Investments in developed technology	(9,433)	(4,491)
Net cash used in investing activities	(10,548)	(5,583)
Cash flows from financing activities
Payments of February 2022 First Lien Loan	(689)	(1,375)
Repurchase of common stock as treasury stock	(20,069)	(7,612)
Tax distributions	(6,414)	(11,016)
Payments of Shoko Chukin Bank Loan	(2,655)	—
Payments for taxes related to net settlement of equity incentive awards	(565)	—
Proceeds from June 2024 First Lien Loan	125,500	—
Payments of deferred financing costs and other debt-related costs	(315)	—
Payment of liabilities under Tax Receivable Agreement	(77)	—
Cash paid for milestone payments	—	(2,500)
Net cash provided by (used in) financing activities	94,716	(22,503)
Impact of foreign exchange on cash, cash equivalents, and restricted cash	(1,536)	—
Net increase in cash, cash equivalents, and restricted cash	107,991	54,584
Cash, cash equivalents, and restricted cash – beginning of period	132,434	252,290
Cash, cash equivalents, and restricted cash – end of period	$240,425	$306,874
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,108	$7,261
Cash paid for income tax	$3,285	$401

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP financial measure, because it is a measure frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results because it excludes the impact of items that are outside of our control or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is a key measure used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with GAAP and may exclude recurring costs such as interest expense – net, equity-based compensation, litigation, settlements and related costs, change in fair value of warrants, change in fair value of derivative assets and foreign currency revaluation (gains)/losses. In addition, other companies may calculate Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following table provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(1,221)	$38,326	$9,518	$68,598
Income tax expense (benefit)	577	(24,485)	2,846	(24,200)
Interest expense – net	5,324	2,772	10,406	6,052
Depreciation and amortization	10,502	2,704	20,985	5,302
Sales tax liability(1)	4,819	—	2,088	—
Transaction costs(2)	3,507	4,488	5,406	4,944
Equity-based compensation(3)	19,112	7,380	27,600	12,910
Litigation, settlements and related costs(4)	4	(66)	7	234
Change in fair value of warrants(5)	(1,301)	1,000	(1,761)	673
Change in fair value of derivative asset(6)	43	—	81	—
Change in fair value of contingent consideration(7)	—	(1,052)	—	(1,018)
Loss on asset disposals(8)	20	10	122	17
Foreign currency revaluation loss(9)	2,792	—	5,798	—
Adjusted EBITDA	$44,178	$31,077	$83,096	$73,512
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to collect and remit indirect taxes, but were not yet collecting from customers. During the six months ended June 30, 2024, we accrued for additional sales and indirect tax liabilities in jurisdictions where we are not yet collecting from the customer and settled certain local admission tax liabilities for less than the amount that was accrued as of December 31, 2023.
(2)
Relates to legal, accounting, tax and other professional fees; personnel-related costs, which consist of retention bonuses; integration costs; and other transaction-related expenses. Costs in the three and six months ended June 30, 2024 primarily related to the refinancing of the February 2022 First Lien Loan with the June 2024 First Lien Loan, share repurchases, acquisitions and strategic investments. Costs in the three and six months ended June 30, 2023 primarily related to a secondary offering of our Class A common stock, acquisitions and strategic investments.
(3)
Relates to equity granted pursuant to our 2021 Incentive Award Plan, as amended, and profits interests issued prior to our merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs and insurance recoveries that were unrelated to our core business operations.
(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(6)
Relates to the revaluation of derivatives recorded at fair value.

(7)
Relates to the revaluation of Vivid Picks cash earnouts.
(8)
Relates to asset disposals, which are not considered indicative of our core operating performance.
(9)
Relates to unrealized foreign currency revaluation loss from the remeasurement of non-operating assets and liabilities denominated in non-functional currencies on the balance sheet date.